Exhibit 10.2

             Spartan Securities Group, Ltd.

                                  15500 Roosevelt Blvd 303

                             Clearwater, Florida, 33760

                                      Tel 727-502-0508   Fax 727-502-0858

March 26, 2013

Francisco Douglas Magana

CEO, Vanell, Corp.

Res. San Antonio Bk 10, Pje 7 N5

San Antonio Del Monte, Sonsonate,

El Salvador SV-106090030

Tel. 011-503-79511698

Dear Mr.Magana:

Subject to applicable compliance and due diligence requirements, Spartan Securities Group, Ltd. (“Spartan”) is prepared to sponsor and file the Form 211 listing application for Vanell, Corp. (“Company”) with FINRA. Spartan makes no representation as to the timeliness of and/or approval by FINRA of such application. The Company agrees to indemnify and hold harmless Spartan in the event FINRA does not issue a trading symbol due to the failure of the Company to supply complete, accurate and true information for the listing process. The Company further agrees to indemnify and hold harmless Spartan from any action brought against it by any government agency or regulatory authority for the actions of the Company or omissions by the Company of information materiel to the Form 211 Listing Application process. This indemnification shall include any and all attorney’s fees that may be incurred by Spartan as a result of the actions of any Officer, Director or employee of the Company or omission of information by the Company.

The Company hereby acknowledges that it has supplied complete, true and accurate information related to the Form 211 application and the associated representations and documentations supplied to Spartan Securities for this filing. The Company and its Officers and Directors further acknowledge that they have supplied complete, true and accurate information related to any and all past, present or ongoing investigations(s) by the Securities and Exchange Commission and/or other governmental or regulatory agencies concerning the Company and any of its Officers and Directors, past or present. The Company further acknowledges that it has supplied any and all documents related to any action taken by any government or regulatory agency against the Company or its predecessors. The Company states that Spartan Securities Group, Ltd. has not entered into any agreements with the Company, its shareholders, affiliates, or any other entity representing the Company other than disclosed. The Company understands that this information provided is for use in connection with the filing of a Form 211 listing application with FINRA, and that the answers to the questions submitted will be relied upon in preparing this application.

The Company agrees to not publish any press release which mentions Spartan or any of its employees without the express written consent of Spartan. The company further agrees to immediately notify Spartan of any material change in information concerning the company or the information that has been supplied in connection with the 211 application.

The Company will notify Spartan Securities Group promptly of any substantive and/or material changes in any information supplied by the Company to Spartan in connection with the Listing Application process and provide all applicable documentation in support of any and all such material changes.

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Exhibit 10.2

The Company acknowledges that it has not compensated, or agreed to compensate, Spartan, its affiliates, employees, officers and/or directors, or the employees, officers and/or directors of Spartan’s affiliates, either directly or indirectly, in consideration of Spartan’s agreement (1) to file the Company’s Form 211 Listing Application, or (2) to make a market in the Company’s stock. To the extent that the Company has paid or has agreed to pay for other services provided or to be provided by Spartan and/or any of its affiliates, including but not limited to transfer agent services and/or DTC eligibility consulting services provided by Island Stock Transfer (hereinafter, the “Other Services”), the Company acknowledges that Spartan’s agreement to file the Company’s Form 211 Listing Application or to make a market in the Company’s stock is in no way conditioned on the Company’s agreement to pay for such Other Services, and that Spartan has explained to the Company that it may choose to contract for such Other Services, but is not obligated to do so. The Company further acknowledges that any payments that the Company has made or has agreed to make for such Other Services are in no way to be construed as payments to Spartan, directly or indirectly, for market making or listing services provided or to be provided by Spartan.

Very truly yours,

SPARTAN SECURITIES GROUP, LTD.

/s/ David Lopez

David Lopez

FINOP

Accepted and agreed to

Vanell, Corp.

_/s/ Francisco Douglas Magana

By: Francisco Douglas Magana

Its: Director

Dated: April 1, 2013

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